Exhibit 99.1

DREAMS CLOSES $20,000,000 CREDIT FACILITY WITH REGIONS BANK

Plantation, FL: July 26, 2010: Dreams, Inc.(NYSE Amex: DRJ), the vertically integrated leader in the licensed sports products industry, announced that it has entered into a 3-year loan and security agreement with Regions Bank that will vastly improve the efficiency of our treasury management landscape and greatly reduce its cost of capital.

“Dreams will now transition from its previous lender to Regions Bank who is providing a $20 Million senior secured revolving credit facility to normalize our cash-flows and provide the Company with the ability to grow its inventory levels in advance of the heavy fourth quarter sales activity,” commented Ross Tannenbaum, Dreams’ President & CEO.

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DREAMS, INC. trades under the ticker symbol: NYSE Amex: DRJ

www.dreamscorp.com

Dreams, Inc. Investor Relations Contact Info:

David M. Greene, Senior Vice-President

Phone: 954-377-0002

Fax: 954-475-8785

dgreene@dreamscorp.com

Public Relations for Dreams, Inc.:

Boardroom Communications

Jennifer Clarin and/or Caren Berg

Phone: (954) 370-8999, Fax: (954) 370-8892

Email: jclarin@boardroompr.com

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Statements contained in this press release, which are not historical facts, are forward looking statements. The forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are indicated by words or phrases such as “anticipates,” “projects,” “management believes,” “Dreams believes,” “intends,” “expects,” and similar words or phrases. Such factors include, among others, the following: competition; seasonality; success of operating initiatives; new product development and introduction schedules; acceptance of new product offerings; franchise sales; advertising and promotional efforts; adverse publicity; expansion of the franchise chain; availability, locations and terms of sites for franchise development; changes in business strategy or development plans; availability and terms of capital including the continuing availability of our credit facility with Regions Bank or a similar facility with another financial institution; labor and employee benefit costs; changes in government regulations; and other factors particular to the Company.